UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2023, Marpai, Inc. (the “Company”) received a notification letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Companythat for the last 30 consecutive business days preceding the date of the Notice, the Company’s Market Value of Listed Securities (“MVLS”) has been below the minimum of $35,000,000 required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until November 27, 2023, to regain compliance with the MVLS Requirement (the “Compliance Period”). The Company’s securities will continue to trade on Nasdaq during the Compliance Period. To regain compliance, the Company’s securities must trade at or above a level such that the Company’s MVLS closes at or above $35,000,000 for a minimum of ten consecutive business days during the Compliance Period. If the Company does not regain compliance by November 27, 2023 (or the second compliance period, if applicable), then Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Company intends to monitor its MVLS and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	June 2, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer